                                                                  Exhibit 10.11

                              MARKETING AGREEMENT

This Marketing Agreement (the "Agreement") dated March 28, 1997, is by and between SunAmerica Life Insurance Company (the "Company") and NSM Sales Corporation ("NSM").

I. Appointment. NSM is appointed to promote the Company and its annuity policies described on Schedule 1 and Schedule 2 (collectively the "Fee Schedules"), attached hereto and incorporated herein by reference (the "Policies"), to qualified agents recruited by NSM to solicit and procure applications for the Policies. This appointment is limited to those jurisdictions in which the Company and NSM are both licensed as required by prevailing regulatory requirements and in which the Policies identified on the Fee Schedules have been approved for sale. Except as provided in
      Section V below, this appointment is not exclusive and the Company reserves the right to appoint other agents in the same territory.

II. Duties and Responsibilities of NSM. NSM understands and agrees that its responsibilities under this Agreement include the following:

      A. NSM will recommend for appointment appropriately licensed individuals or entities (each an "Agent" to solicit sales of Policies issued by the Company. NSM is responsible for collecting the information required by the Company to investigate the character, work experience and background of any proposed Agent prior to appointment by the Company. No Agent may act on behalf of the Company until properly appointed by the Company. The Company reserves the right to refuse to appoint any proposed Agent and to terminate the appointment of any Agent, with or without cause, at any time. NSM may assume that each Agent will be properly appointed by the Company within 10 days of receiving the appropriate and necessary information, unless the Company notifies it otherwise.

      B. NSM shall use reasonable efforts to supervise and monitor the Agent force and will instruct the Agent force to act in a manner which complies with all applicable federal, state and local laws and regulations and all Company rules and procedures. NSM shall immediately notify the Company of any known act or omission of any Agent that may violate any federal, state or local law or regulation or any Company rule or procedure, will instruct such Agent to remedy such violation and will recommend to the Company that such Agent be terminated if NSM deems termination appropriate.

      C. NSM may not use the Company service marks or logos except as approved by the Company in writing.

      D. Except where permitted by and in full compliance with applicable law or regulation, NSM and its Agents may not pay or allow any rebate of premium or commission, directly or indirectly, or, share any commission with any person or entity not licensed and appointed to represent the Company.

      E. NSM will forward to the Company, within 2 business days of receipt, any papers or notice served upon or sent to NSM in connection with any regulatory or legal proceeding, hearing, action or policyholder complaint filed against or involving the Company or any Policy issued by the Company.

        F. If any Agent is a federal or state chartered bank, thrift or savings and loan institution (collectively, "Bank") or will be marketing any Policies on the premises of any Bank, NSM shall instruct each such Agent to comply and cause Bank to comply with the Interagency Statement on Retail Sales of Nondeposit Investment Products (Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency, and Office of Thrift Supervision, February 14, 1994) and any additional or subsequent release from any agency or regulatory body with authority over such entities, which is designed to provide governance to financial institutions in connection with the sale of nondeposit investment products on the premises of such institutions. Such compliance to include, without limitation, ensuring that all sales materials used by such Agent are in compliance with all applicable requirements of federal and state banking laws.

        G. NSM will arrange for or provide training to the Agents to become familiar with the Policies, including provision of all necessary training materials; provide marketing support for the Agents in the distribution of the Policies; provide ongoing service support for the Agents as it relates to the Policies; and provide assistance to the Company in resolving any disputes between the Company and any Agent.

        H. NSM is responsible for all funds relating to the Company business received by NSM and shall ensure that such funds are remitted to the Company. NSM is not authorized to collect cash on behalf of the Company and all checks relating to the Company business shall be made payable to the Company. If NSM receives money in any form for or on account of the Company, such money shall constitute trust funds for the Company and shall be remitted immediately to the Company.

        I. NSM will promptly deliver all Policy applications it receives to the Company. NSM shall, and shall instruct its Agents to, follow the instructions on the application with the highest degree of care and comply with the Company's underwriting and administrative guidelines, policies and procedures. Neither NSM nor its Agents are authorized to alter or waive any question or answer on any application for insurance or any provision of any Policy issued by the Company. The Company reserves the right, in the Company's sole discretion, to refuse to process any application, to reject any application or to cancel any Policy and refund any premium, in whole or in part. NSM shall and shall instruct its Agents to promptly return to the Company any Policy that is not delivered to the customer or which is otherwise returned by the customer during any "free look" period.

        J. During the term of this Agreement and for (1) year thereafter, NSM will not actively solicit or recruit for employment any employee of the Company or any affiliate of the Company who had been employed in a marketing or marketing support capacity during the one-year period immediately preceding the proposed date of employment. A pattern of frequently employing such individuals will be deemed to be conclusive proof of active recruitment.

III. Duties and Obligations of the Company. The Company understands and agrees that its responsibilities under this Agreement include the following:

        A. The Company will promptly file for approval in all states, except New York, the policies identified on Schedule 1 (the "Exclusive Policies") and will make the Exclusive Policies available to NSM in accordance with the terms of this Agreement. The Company will use its best efforts to obtain regulatory approval to sell the Exclusive Policies in every state except

           New York promptly as possible. Additionally, the Company will make available to NSM for marketing policies identified on Schedule 2.

        B. The Company will extend every reasonable effort to support NSM in its marketing of the Policies.

        C. The Company will apprise NSM of any applicable laws or regulations with which NSM or the Agents are obligated to comply which become effective after the date of this Agreement.

        D. During the term of this Agreement and unless this Agreement is terminated for cause (as defined in Section VIII below), for a period of one year after termination, the Company and its affiliates will
           (i) keep confidential the list of Agents appointed through NSM (the "NSM Agent List"); and (ii) not actively market, for purposes of selling the Policies, to any Agent who submitted business through NSM in the two years prior to termination of the Agreement. If the Agreement is terminated for cause (as defined in Section VIII below) or, if on the date of termination NSM no longer has the exclusive rights to sell the Exclusive Policies due to its failure to meet the minimum sales levels as set forth in Section V.A. of the Agreement, for a period of six months, the Company and its affiliates will (i) keep confidential the NSM Agent List; and (ii) will not actively market, for purposes of selling the Policies, to any Agent who submitted business through NSM in the two years prior to termination of the Agreement. Notwithstanding the above, if an Agent submits an application for a Policy after the Agreement is terminated, either directly (and neither the Company nor any affiliate of the Company has directly marketed to such Agent) or through a marketing company, managing general agent, general agency arrangement or otherwise (provided such marketing company, managing general agent or general agency arrangement has not utilized the NSM Agent List to recruit such agent), the Company is not prohibited from accepting and processing such business. NSM shall not be entitled to any fee payment for such business.

        E. During the term of this Agreement and for (1) year thereafter, the Company will not actively solicit or recruit for employment any employee of NSM or any affiliate of NSM who had been employed in a marketing or marketing support capacity during the one-year period immediately preceding the proposed date of employment. A pattern of frequently employing such individuals will be deemed to be conclusive proof of active recruitment.

IV. Sales and Promotional Materials.

        A. The Company will develop and provide all "consumer" sales and promotional material for use in marketing the Policies which, in its discretion, it deems appropriate; provided, however, such material will include a separate and fully descriptive brochure for each Policy. In addition, the Company will develop software applications for use in marketing the Exclusive Policies. NSM shall be responsible for the creation of any other sales and promotional material it desires to use in the marketing of the Policies, including all expenses associated with the creation of such sales and promotional materials; provided, however, that every piece of sales and promotional material must be approved by the Company prior to the use of such materials in accordance with Section IV, C, below. The Company shall be responsible for delivering all sales and promotional materials it creates to NSM in such quantities as NSM requires. NSM shall be responsible for storing all sales and promotional materials and for fulfilling requests from Agents for copies of the same.

        B. For purposes of this section "sales and promotional material" includes, without limitation, any of the following that refer to the Company or any Policy: advertisements (such as material published or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape or electronic display, signs or billboards or other public media), sales literature (any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), marketing literature or software used in the recruitment of Agents, educational or training materials or other communications distributed or made generally available to some or all Agents or employees or otherwise used in marketing the Policies.

        C. The Company retains the full right to approve or disapprove any piece of sales or promotional material. All sales and promotional material must be submitted to the Company for approval at least five (5) business days prior to use. The Company will be deemed to have approved any sales or promotional material submitted to the Company in writing unless it notifies NSM, in writing, of its disapproval or required changes within the five (5) business day review period; provided, however, that if approval or submission of any sales or promotional material by any state regulatory agency is required prior to use, no sales or promotional material may be used before compliance with such obligation. Fifteen copies of each final piece of sales or promotional material must be submitted to the address below within 14 business days of its use, together with information regarding the extent and time period of its use. All sales and promotional materials must be submitted to the Company pursuant to this Section IV to the following address: (or to such other address of which the Company notifies NSM in writing):

                           SunAmerica Marketing, Inc.
                              1 SunAmerica Center
                       Los Angeles, California 90067-6022
                             Attention: Gail Wright

V. Exclusivity Rights and Obligations.

        A. The Company and NSM agree that NSM shall be given the exclusive right to market the Exclusive Policies listed on Schedule 1 to appropriately licensed independent insurance agents. No other products will be subject to the exclusivity rights and obligations of this Section V. In order for NSM to retain this exclusive right, NSM must meet the following minimum sales levels of the Exclusive Policies (inclusive of all sales by Agents) by the end of the applicable period (the Company fiscal year is the period from October 1 through September 30):

                                                Minimum Sales Levels*
                                          (by total premium based on sales
             Sales Period                  of the Exclusive Policies only)
             ------------                 --------------------------------
           4/1/97 - 9/30/97                          $100,000,000
       Company Fiscal Year 1998                      $350,000,000
       Company Fiscal Year 1999                      $400,000,000
              Thereafter              A number to be agreed upon by the parties

     * Sales figures include the sale of the All Purpose Plus and Income Advantage products underwritten by John Alden Life Insurance Company during any period the Exclusive Policies are not being underwritten by the Company.

       If NSM fails to meet the minimum sales levels in any given period, the Company may terminate the exclusivity rights granted to NSM as set forth above.

    B. NSM agrees that it will not market any annuity product not issued by the Company which is substantially similar to the Exclusive Policies. If NSM wants to market an annuity issued by an insurer other than the Company, it will provide the Company, or an affiliate of the Company, the first opportunity to make available to NSM such annuity for marketing, (the "Additional Product"). The Company will promptly review any proposal by NSM for an Additional Product. If the Company does not make available to NSM the Additional Product and NSM desires to market the Additional Product (to be underwritten by a different insurer), the parties will negotiate in good faith to determine whether the Additional Product is substantially similar to either of the Exclusive Policies, taking into consideration such features as the interest rate guarantee period and crediting rate structure, surrender charge period and bonus interest rate structure. If NSM markets an annuity product of another insurer which is substantially similar to the Exclusive Policies, the Company will no longer be bound by the provisions of this Section V if NSM markets the Additional Product.

    C. NSM will submit to the Company by July 31* of each year a sales plan which identifies NSM's sales objectives and marketing plans for the Company's ensuing fiscal year.

VI. Agent Recruitment.

    A. Each Agent recruited by NSM must be appointed by the Company and must execute an Agent's Agreement in the form provided by the Company. NSM may not modify the form of Agent's Agreement or preliminary data sheet in any manner. The Company will pay all appointment fees associated with the appointment of such Agents.

    B. If NSM recruits an Agent who has an existing contractual or business relationship with the Company or any affiliate of the Company as of April 1, 1997, then NSM shall be entitled to compensation only with respect to premiums received and accepted by the Company with respect to the Exclusive Policies, unless the Agent is released from its existing agency relationship and thereafter submits business through NSM.

VII.    Compensation.

        A. As full compensation for services performed by NSM under this Agreement, the Company shall pay NSM pursuant to the Fee Schedules (as they may be modified from time to time) based upon premiums received and accepted by the Company for Policies issued upon applications submitted either directly by NSM or by Agents recruited by NSM.

        B. The Company reserves the right to amend Schedule 2 to add or delete product which either become available or which the Company is no longer underwriting at any time by giving written notice of such modification to NSM. Such amended Schedule shall be incorporated into this Agreement as if attached hereto.

        C. In no event shall the Company be liable for the payment of any fee or commission with respect to any solicitation made, in whole or in part, by any person not appropriately licensed and appointed by the Company prior to the commencement of such solicitation. Commissions shall be payable only on premiums actually received by the Company for Policies issued, delivered and accepted by the Company.

        D. If any Policy is returned to the Company pursuant to a "free look" provision, the full fee and commission paid by the Company will be unearned and NSM shall return such unearned fee to the Company upon demand or, in the absence of such demand or failure of NSM or return such unearned fee, the unearned fee will be charged back to NSM. The Company shall demand that the respective Agent return the unearned commission and shall use best efforts, including the use of a collection agency, to recover such funds from the Agent; provided, however, if the Company uses a collection agency, the costs associated therewith will be split equally between the Company and NSM. If, despite using its best efforts for one year, the Company remains unable to recover such funds from the Agent, the Company may recover the original amount of such unearned commission from NSM. In the event that the Company returns all or a part of any premium received on any Policy predicated upon the negligence or other error of NSM or its Agents (other than under circumstances pursuant to which the Policy owner is obligated to pay a surrender charge to the Company) or if premiums received are not good funds, NSM shall promptly repay to the Company all or any corresponding part of the unearned fee received by NSM on account of such Policy.

        E. If any premium is returned by the Company as set forth above, the full fee and commission paid by the Company will be unearned and NSM shall return such unearned fee to the Company upon demand or, in the absence of such demand or failure of NSM or return such unearned fee, the unearned fee will be charged back to NSM. The Company shall demand that the respective Agent return the unearned commission and shall use best efforts, including the use of a collection agency, to recover such funds from the Agent; provided, however, if the Company uses a collection agency, the costs associated therewith will be split equally between the Company and NSM. If, despite using its best efforts for one year, the Company remains unable to recover such funds from the Agent, the Company may recover the original amount of such unearned commission from NSM.

        F. Compensation on any Policy renewal, change, exchange, conversion, or any situation not specifically provided for in the Fee Schedules shall be paid according to the Company's guidelines and practices.

        G. The Company shall provide a fee statement to NSM for each pay period. Such statements shall be grouped by NSM "Annuity Specialist" and shall be considered complete and accurate unless NSM provides the Company with written notice specifying any errors or objections within 60 days from the date of the statement.

VIII.   Termination.

        A. The term of this Agreement shall be for one year and will be renewed automatically unless either party hereto provides the other with notice of its intent not to renew at least 90 days prior to the date of renewal. NSM shall continue to receive fee payments in accordance with the terms of Schedule 1 and Schedule 2 on all additional premium received after non-renewal for Policies written during the term of this Agreement.

        B. Both NSM and the Company have the right at any time to terminate this Agreement, without stating any cause, by mailing to the other party a notice of termination. The notice of termination shall be effective upon 180 days from the date notice is sent. Any termination shall be without prejudice to any application submitted by NSM prior to notice of termination becoming effective unless NSM requests that the processing of any application be discontinued. If the Company or NSM terminates the Agreement pursuant to this provision, NSM shall continue to receive fee payments in accordance with the terms of
           Schedule 1 and Schedule 2 on all additional premium received for Policies written during the term of this Agreement.

        C. This Agreement shall automatically terminate "for cause" upon (1) the dissolution or the transfer of control of NSM or the Company, other than transfer of control to an affiliate; or (2) the filing for protection under any state or federal Bankruptcy law by NSM, the insolvency of NSM, or the filing of any petition in bankruptcy or receivership against NSM; or (3) a material breach of this Agreement; or (4) misapplication, misdirection or misappropriation by NSM of funds or property of the Company or funds received by NSM from policy owners as premiums for the issuance of a Company Policy or additional premiums to be applied to an existing Policy; or (5) receipt by the Company of excessive policy owner complaints relating to NSM's performance and or service of policy owner issues; or (6) the Company making the Exclusive Policies available to any marketing agency or agent other than through NSM; or (7) NSM marketing any product which is substantially similar to the Exclusive Policies. Upon termination by the Company of this Agreement for any of the reasons specified above, NSM will not be entitled to further fee payments. If NSM terminates this Agreement for any of the reasons specified above, NSM shall continue to receive fee payments in accordance with the terms of Schedule 1 and Schedule 2 on all additional premium received for Policies written during the term of this Agreement.

        D. Upon termination of this Agreement, NSM shall (i) promptly return any and all materials furnished by the Company, including, but not limited to, all manuals, forms, computer software not purchased by NSM, promotional materials, supplies and customer records and (ii) not represent itself as an authorized marketing company of the Company or as having any affiliation with the Company.

        E. Termination of this Agreement shall not release either party from any liability that is incurred prior to the termination of this Agreement.

    F. Upon termination of this Agreement, NSM shall not and shall advise the Agents to not solicit, induce or attempt to solicit or induce any policyholder to relinquish or replace any policy issued by the Company or any affiliate of the Company. Furthermore, NSM shall not sell or transfer to any third party any customer list containing the names of any policyholders. NSM and the Company agree that the customer information is a proprietary trade secret of the Company and the Company will protect this right to the fullest extent permitted by law. NSM explicitly agrees that it will not disclose and it shall advise the Agents to not disclose this information to any competitor of the Company. NSM acknowledges and agrees that this provision may be enforced by an action for an injunction, as well as or in addition to any action for damages.

    G. The Company may communicate directly with any Policy holder at any time for purposes of servicing a Policy or to attempt to conserve business.

IX. Indemnification.

    A. NSM shall be responsible to the Company for all acts and omissions of NSM and any employee of NSM. NSM shall indemnify the Company and hold it harmless from and against any loss, expense, cost (including reasonable attorneys' fees and expenses), cause of action and/or damage, resulting or arising from the acts and/or omissions, including any breach of this Agreement, of NSM and any employee in fulfilling its obligations and responsibilities under this Agreement. This provision shall survive the termination of this Agreement. In addition to and without limiting the above, NSM shall indemnify the Company and hold it harmless from and against any loss, expense, cost (including reasonable attorneys' fees and expenses), cause of action and/or damage resulting or arising from the act and/or omission of any Agent of which NSM should have known had NSM fulfilled its obligations under Section II B. of this Agreement.

    B. The Company shall be responsible to NSM for all acts and omissions of the Company and any employee of the Company. The Company shall indemnify NSM and hold it harmless from and against any loss, expense, cost (including reasonable attorney's fees and expenses), cause of action and/or damage, resulting or arising from the acts and/or omissions, including any breach of this Agreement, of the Company or any employee of the Company in fulfilling its obligations and responsibilities under this Agreement. This provision shall survive the termination of this Agreement.

X. General Provisions.

    A. All data, information and materials ("Confidential Materials") supplied by any of the parties under this Agreement or otherwise, shall be kept in confidence and shall not be disclosed or disseminated to any third parties without the prior written consent of the furnishing party except in conformity to any requirements of state or federal law. No party shall use the Confidential Materials for any purpose other than to fulfill the terms of this Agreement except in conformity to any requirements of state or federal law. Confidential Information shall not include (i) any information that is or becomes generally available to the public, other than as a result of a breach of this Agreement, or (b) any information that is lawfully obtained from a third party with a right to disclose such information, or (c) any information that each party either possessed prior to the effective date of this Agreement or independently developed at any time. Upon termination of this Agreement for any reason, the parties shall immediately cease their use of and return all Confidential Materials to the furnishing party without the retention of any copies.

B. Nothing in this Agreement shall be construed as creating a relationship of either employee and employer or partnership between NSM or any Agent and the Company. NSM is an independent contractor and has no authority except that which is expressly set forth in this Agreement.

C. This Agreement, including any exhibits or addendums hereto and the Fee Schedules, constitutes the entire agreement and supersedes all previous agreements, both verbal and written, if any, between NSM and the Company with respect to the subject matter hereof.

D. This Agreement shall be binding upon and inure to the benefit of NSM and the Company and their respective successors and assigns; provided, however that neither this Agreement nor any rights or obligations under this Agreement, may be assigned or delegated by either NSM or the Company, except by the Company as to affiliates and subsidiaries of the Company, without the prior written consent of the other.

E. In the event that any term or provision of this Agreement is held to be invalid or in conflict with any law or regulation, the validity of the remaining provisions of this Agreement shall not be affected.

F. The failure of the Company to enforce or insist upon strict compliance with any provision of this Agreement shall not constitute a waiver of the right to enforce or insist upon strict compliance with any such provision in the future.

G. Except as otherwise provided for herein, the terms of this Agreement may be modified only in a writing executed by both parties.

H. Subject to the provisions of Sections IV, all notices pertaining to this Agreement shall be valid when given at the address set forth on the signature page hereof, unless prior written notice is received that notices should be sent to an alternative address: Any notice by certified mail shall be deemed to have been given three (3) days after the date of mailing and any notice personally delivered shall be deemed to have been given when received.

I. Where a party has reserved rights under this Agreement or where a party's consent is required, each such party have the right to exercise its sole discretion.

J. This Agreement shall be construed under the laws of the State of California.

        K. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


NSM SALES CORPORATION

By: /s/ Mark Cogen
   -------------------------------------
   Mark Cogen, Senior Vice President

5500 Glendon Court
Dublin, Ohio 43016
Attention: Gary F. Kadlec, President


SUNAMERICA LIFE INSURANCE COMPANY

By: /s/ Joe Tumbler
   -------------------------------------
   Joe Tumbler, Executive Vice President

1 SunAmerica Center
Los Angeles, California 90067-6022
Attention: Susan L. Harris,
    Senior Vice President and General Counsel-Corporate Affairs

                                   SCHEDULE 1

This Schedule I is attached to and made a part of that certain Marketing Agreement (the "Agreement") by and between SunAmerica Life Insurance Company (the "Company") and NSM Sales Corporation ("NSM"), dated as of March 28, 1997. Capitalized terms are used as defined in the Agreement.

The Company shall pay, as the compensation specified in Section VII of the Agreement, the fees set forth below:


                                    Fee Payable to NSM as a
Product Name                    Percentage of Premiums Collected
Income Advantage                             1.15%
(Form # SA-918C)

Plus Annuity
(Form # SA-916C)                             1.15%


FEES ARE PAID ON PREMIUMS COLLECTED DURING THE FIRST FOUR POLICY YEARS ONLY

As to any Policy which is surrendered in the first policy year, the compensation paid by the Company will be unearned as set forth below and shall be charged back to NSM as set forth below:

        (1) Within the first 6 months from Policy issuance - 100% of the compensation.

        (2) 6 months to 1 year from Policy issuance - 50% of the compensation.


                                   Schedule 1

                                   Schedule 2

This Schedule 2 is attached to and made a part of that certain Marketing Agreement (the "Agreement") by and between SunAmerica Life Insurance Company (the "Company") and NSM Sales Corporation ("NSM"), dated as of March 28, 1997. Capitalized terms are used as defined in the Agreement.

The Company shall pay, as the compensation specified in Section VII of the Agreement, the fees set forth below, which is the total compensation that the Company will pay on business submitted through NSM, any Agent or any agency directly appointed by the Company as a result of such agent's or agency's relationship with NSM and to the extent any portion of such compensation is payable directly to an Agent or others, the fee payable to NSM will be correspondingly reduced.

                                                 Fee Payable as a             MAximum Commission Payable to Agent as
Product Name                             Percentage of Premiums Collected        A Percentage of Premium Collected
-----------------------------------      --------------------------------     --------------------------------------
SINGLE PREMIUM IMMEDIATE ANNUITY

5-Year                                                 3.50                                    3.00
6-9 Year                                               4.00                                    3.50
10 Year Plus/Life                                      4.50                                    4.00

STERLING SELECT PLUS
(Flexible Premium Deferred Annuity)           Issue Age      Issue Age             Issue Age            Issue Age
                                                0-80           81-85                 0-80                 81-85

                                                5.50            2.50                 5.00                   2.00

STERLING SELECT/STERLING SELECT II            Issue Age      Issue Age             Issue Age            Issue Age
(Single Premium Deferred Annuity)               0-80           81-85                 0-80                 81-85

3-Year Maturity                                 2.75            2.50                 2.25                   2.00
5-Year Maturity                                 4.75            2.50                 4.25                   2.00
7-Year Maturity                                 5.50            2.50                 5.00                   2.00
10-Year Maturity                                5.50            2.50                 5.00                   2.00
Renewal Commission/3-Year Maturity*             2.50            2.50                 2.00                   2.00

INDEXAMERICA

                                              Issue Age      Issue Age             Issue Age            Issue Age
                                                0-80           81-85                 0-80                 81-85

                                                5.50            3.50                 5.00                  3.00


                                   Schedule 2
                                   Page 1 of 2

* A renewal fee based on account value on the third anniversary will be paid if a 3-Year Maturity Sterling Select Single Premium Deferred Annuity is renewed with 30 days after the end of the initial 3 year term. The renewal commission will be paid 60 days after the end of the initial term if the policy is renewed into a 3,5,7, or 10-Year Sterling Select Single Premium Deferred Annuity. No renewal commission is paid on renewals of the 5,7, or 10-Year Sterling Select Single Premium Deferred Annuity. As to any Policy which is surrendered in the first policy year, the compensation paid by the Company will be unearned as set forth below and shall be charged back to NSM as set forth below:

        (1) Within the first 6 months from the Policy issuance - 100% of the compensation.

        (2) 6 months to 1 year from Policy issuance - 50% of the compensation.
















                                  Schedule 2
                                  Page 2 of 2